Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-131761, 333-131761-01, 333-131761-02, 333-123161, 333-123161-01, 333-123161-02, 333-51777, 333-74104, 333-74104-01, 333-74104-02, 333-117261, 333-117261-01, 333-117261-02, 333-108200, 333-108200-01, 333-108200-02, 333-55304, 333-55304-01 and 333-55304-02 on Form S-3 and Registration Statement Nos. 333-27167, 333-51621, 333-66405, 333-119541, 333-119542, 333-119543 and 333-119544 on Form S-8 of our reports dated February 28, 2008 relating to the consolidated financial statements and financial statement schedules of Reinsurance Group of America, Incorporated (which report expresses an unqualified opinion and includes an explanatory paragraph relating to changes in accounting for income taxes and defined benefit pension and other postretirement plans as required by accounting guidance which was adopted on January 1, 2007 and December 31, 2006, respectively) and the effectiveness of Reinsurance Group of America, Incorporated’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Reinsurance Group of America, Incorporated for the year ended December 31, 2007.
/s/ Deloitte & Touche LLP
St. Louis, Missouri
February 28, 2008